POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints MALLARY REZNIK and TRINA SANDOVAL, or each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in all capacities, to sign any and all amendments (including pre-and post-effective amendments) to the Registration Statements listed below, for which THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK serves as Depositor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he or she might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS:

Registrant Name	File Nos.
FS Variable Separate Account	Under the Securities Act of 1933:
	333-178845	333-178844	333-178859	333-178852
	333-178848	333-178849	333-178857	333-178853
	333-178842	333-178843	333-178855	333-178847
	333-178841	333-178854	333-178850	333-178846
	333-198224	333-234490	333-234491
Under the Investment Company Act of 1940:
811-08810
FS Variable Separate Account Five	Under the Securities Act of 1933:
	333-178860	333-178858	333-178862	333-178856
Under the Investment Company Act of 1940:
811-08369
USL Separate Account USL A	Under the Securities Act of 1933:
	333-171496	333-171503	333-171502	333-171501
	333-171499	333-171495	333-171500	333-234492
Under the Investment Company Act of 1940:
811-04865
USL Separate Account VL-R	Under the Securities Act of 1933:
	333-149403	333-79471	333-57062	333-234493
	333-151575	333-105246	333-105762
	333-234494	333-234495	333-137941
Under the Investment Company Act of 1940:
811-09359

POWERS OF ATTORNEY

Signature	Title	Date

/s/ CHRISTOPHER B. SMITH	Director, Chairman of the Board and President	April 16, 2024
CHRISTOPHER B. SMITH	(Principal Executive Officer)

/s/ CHRISTOPHER P. FILIAGGI	Director, Senior Vice President, and	April 10, 2024
CHRISTOPHER P. FILIAGGI	Chief Financial Officer
(Principal Financial Officer)
(Principal Accounting Officer)

/s/ WILLIAM J. CARR	Director	April 10, 2024
WILLIAM J. CARR

/s/ TIMOTHY M. HESLIN	Director	April 11, 2024
TIMOTHY M. HESLIN

/s/ GLEN D. KELLER	Director	April 10, 2024
GLEN D. KELLER

/s/ LISA M. LONGINO	Director	April 11, 2024
LISA M. LONGINO

/s/ JONATHAN J. NOVAK	Director	April 12, 2024
JONATHAN J. NOVAK

/s/ BRYAN A. PINSKY	Director	April 10, 2024
BRYAN A. PINSKY

/s/ SANDRA M. MCDERMOTT	Director	April 12, 2024
SANDRA M. MCDERMOTT